Exhibit 99.1

FOR IMMEDIATE RELEASE

January 28, 2014

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2013

Results and Declares Fourth Quarter Dividend

Indiana, Pennsylvania – January 28, 2014 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA) has announced its fourth quarter and full year 2013 earnings. Fourth quarter earnings were $11.9 million, or $0.40 per diluted share, compared to the third quarter of 2013 earnings of $12.2 million, or $0.41 per diluted share, and the fourth quarter of 2012 earnings of $9.5 million, or $0.32 per diluted share. Full year 2013 earnings increased 48% to $50.5 million, or $1.70 per diluted share, compared to 2012 earnings of $34.2 million, or $1.18 per diluted share.

Fourth Quarter Highlights:

•	Total average loans increased $60.5 million, or 1.7%, from the third quarter of 2013.

•	Net interest income increased $0.4 million from the third quarter of 2013 and net interest margin (FTE) was stable, increasing two basis points to 3.52%.

•	Asset quality improved significantly with a decrease in nonperforming assets of $14.0 million, or 38%, from the third quarter of 2013 and $33.0 million, or 59%, from the fourth quarter of 2012.

•	S&T declared a $0.16 per share dividend for the fourth quarter.

“The fourth quarter was a strong finish to our much improved performance in 2013,” said Todd Brice, president and chief executive officer of S&T. “The investment we made in expanding our sales team has paid off with a return to solid loan growth in 2013, and our focus on managing problem loans has resulted in a sizeable decrease in nonperforming assets.”

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S&T Earnings Release – 2

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2013

Results and Declares Fourth Quarter Dividend

(continued)

Net Interest Income

Net interest income increased $0.4 million, or 1.1%, to $35.7 million compared to $35.3 million in the prior quarter. Net interest margin on a fully taxable equivalent basis (FTE) increased two basis points to 3.52% compared to 3.50% in the third quarter of 2013. Net interest income and net interest margin were positively impacted by an improved asset mix and lower costs on certificates of deposits. The improved asset mix was mainly a result of loan growth, which increased on average by $60.5 million.

Asset Quality

Asset quality improved significantly from the prior quarter. Total nonperforming loans were $22.5 million, or 0.63%, of total loans at December 31, 2013, which represents a 38% decrease from $36.4 million, or 1.04% of total loans at September 30, 2013. Special mention and substandard loans also decreased $34.6 million, or 16%, to $187.7 million from $222.3 million at September 30, 2013. Net charge-offs for the fourth quarter of 2013 were $3.3 million compared to net charge-offs of $1.5 million in the third quarter of 2013. The provision for loan losses was $1.6 million in the fourth quarter of 2013 compared to $3.4 million in the third quarter of 2013. The allowance for loan losses decreased to $46.3 million, or 1.30% of total loans, compared to $48.0 million, or 1.37% of total loans at September 30, 2013.

Noninterest Income and Expense

Noninterest income decreased $1.2 million to $11.3 million compared to $12.5 million in the third quarter of 2013. Debit and credit card fees decreased $0.2 million due to a decrease in our merchant services revenue. Insurance fees decreased $0.6 million due to a $0.4 million decrease in commission income caused by seasonality of policy renewals and a $0.2 million decrease in revenue related to our credit insurance products. Other income decreased by $0.3 million primarily due to higher interest rate swap fees from our commercial customers in the third quarter of 2013.

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S&T Earnings Release – 3

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2013

Results and Declares Fourth Quarter Dividend

(continued)

Noninterest expense increased $1.5 million to $29.4 million compared to $27.9 million in the third quarter of 2013. Salaries and benefits increased $0.3 million primarily due to higher medical costs. Furniture and equipment increased $0.2 million and marketing increased $0.2 million due to the timing of purchases and marketing campaigns. Other expense increased $1.0 million due to higher charitable donations in the fourth quarter of 2013 and a $0.5 million expense recovery related to one of our bank acquisitions that occurred in the third quarter of 2013.

Financial Condition

Total assets decreased $55.0 million to $4.5 billion at December 31, 2013 compared to $4.6 billion at September 30, 2013 and $4.5 billion at December 31, 2012. Loan growth was strong during the quarter with an increase of $54.9 million, or 1.6%, in total portfolio loans. Commercial loans grew $46.2 million, or 1.8%, during the quarter, primarily due to growth in the commercial real estate portfolio. Consumer loans increased $8.7 million during the quarter with growth in residential mortgages of $10.0 million, or 2.1%, offset by declines in the installment and construction portfolios. Total deposits were essentially unchanged at $3.7 billion at both December 31, 2013 and September 30, 2013. S&T’s risk-based capital ratios increased this quarter due to retained earnings growth outpacing loan growth. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies.

2013 Full Year

Full year 2013 earnings increased $16.3 million, or 48%, to $50.5 million, or $1.70 per diluted share, compared to $34.2 million, or $1.18 per diluted share for 2012. The increase in earnings was due to higher net interest income of $4.0 million, or 3%, a decrease in the provision for loans losses of $14.5 million, or 64%, and a decrease in noninterest expense of $5.5 million, or 4%. Net interest income increased due to the improvement in funding costs coupled with an increase of $203.5 million in average

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S&T Earnings Release – 4

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2013

Results and Declares Fourth Quarter Dividend

(continued)

earning assets which helped to offset the impact of declining earning asset yields. The provision for loan losses decreased due to significant improvements in asset quality, including a decrease in net charge-offs of $16.6 million, or 66%, from the prior year. The decrease in noninterest expense was primarily a result of $6.1 million of merger related expense in 2012 and expense control initiatives implemented throughout 2013.

“We are extremely pleased with the progress we made in 2013 and look forward to carrying this momentum into the coming year. We enter 2014 with a clear strategic vision that is focused on growing our Bank through the addition of high quality assets and improvements in our fee revenue businesses, while maintaining a strong expense discipline,” said Todd Brice, president and chief executive officer of S&T.

Asset quality improved significantly throughout 2013. Total nonperforming loans were $22.5 million, or 0.63%, of total loans at December 31, 2013, which represents a 59% decrease from $55.0 million, or 1.63% of total loans at December 31, 2012. Special mention and substandard loans also decreased $149.4 million, or 44%, to $187.7 million from $337.1 million at December 31, 2012. The allowance for loan losses decreased to $46.3 million, or 1.30% of total loans, compared to $46.5 million, or 1.38% of total loans at December 31, 2012.

Dividend

The Board of Directors of S&T declared a $0.16 per share cash dividend at its regular meeting held January 27, 2014. The dividend is payable February 27, 2014 to shareholders of record on February 13, 2014. This dividend compares to a common stock dividend of $0.16 per share declared during the fourth quarter of 2013.

Conference Call

S&T will host its fourth quarter 2013 earnings conference call live over the Internet at 1:00 p.m. ET on Tuesday, January 28, 2014. To access the webcast, go to S&T’s

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S&T Earnings Release – 5

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2013

Results and Declares Fourth Quarter Dividend

(continued)

webpage at www.stbancorp.com and click on “Events & Presentations.” Select “4th Quarter 2013 Conference Call” and follow the instructions.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties as well as a loan production office in northeast Ohio. With assets of $4.5 billion, S&T stock trades on the NASDAQ Global Select Market System under the symbol STBA. For more information, visit www.stbancorp.com.

For more information:

Mark Kochvar

Chief Financial Officer

800 Philadelphia Street

Indiana, PA 15701

(724) 465-4826

mark.kochvar@stbank.net

www.stbancorp.com

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, and asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release – 6

	For the Twelve Months Ended December 31,
(in thousands, except per share data)	2013	2012
INTEREST INCOME
Loans, including fees	$142,492	$145,181
Investment securities:
Taxable	7,478	7,544
Tax-exempt	3,401	3,121
Dividends	385	405

Total Interest Income	153,756	156,251

INTEREST EXPENSE
Deposits	11,406	16,796
Borrowings and junior subordinated debt securities	3,157	4,228

Total Interest Expense	14,563	21,024

NET INTEREST INCOME	139,193	135,227
Provision for loan losses	8,311	22,815

Net Interest Income After Provision for Loan Losses	130,882	112,412

NONINTEREST INCOME
Debit and credit card fees	10,931	11,134
Wealth management fees	10,696	9,808
Service charges on deposit accounts	10,488	9,992
Insurance fees	6,248	6,131
Gain on sale of merchant card servicing business	3,093	—
Mortgage banking	2,123	2,878
Securities gains, net	5	3,016
Other	7,943	8,953

Total Noninterest Income	51,527	51,912

NONINTEREST EXPENSE
Salaries and employee benefits	60,902	60,256
Data processing	9,021	9,620
Net occupancy	8,023	7,605
Furniture and equipment	4,883	5,262
Professional services and legal	4,186	5,659
Other taxes	3,743	3,200
Marketing	2,929	3,302
FDIC insurance	2,772	2,926
Other	20,933	25,033

Total Noninterest Expense	117,392	122,863

Income Before Taxes	65,017	41,461
Provision for income taxes	14,478	7,261

Net Income	$50,539	$34,200

Per Share Data:
Average shares outstanding - diluted	29,682,553	29,008,880
Average shares outstanding - two-class method	29,733,721	29,083,893
Diluted earnings per share (1)	$1.70	$1.18
Dividends declared per share	$0.61	$0.60
Dividends paid to net income	35.89%	50.75%

Profitability Ratios
Return on average assets	1.12%	0.79%
Return on average tangible assets (3)	1.17%	0.83%
Return on average shareholders’ equity	9.21%	6.62%
Return on average tangible shareholders’ equity (4)	13.72%	10.07%
Efficiency ratio (FTE) (2)	60.03%	65.15%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release – 7

	2013	2013	2012
(in thousands, except per share data)	Fourth Quarter	Third Quarter	Fourth Quarter

INTEREST INCOME
Loans, including fees	$35,949	$35,733	$36,127
Investment securities:
Taxable	1,847	1,889	1,883
Tax-exempt	888	865	802
Dividends	95	94	108

Total Interest Income	38,779	38,581	38,920

INTEREST EXPENSE
Deposits	2,536	2,717	3,612
Borrowings and junior subordinated debt securities	589	590	1,017

Total Interest Expense	3,125	3,307	4,629

NET INTEREST INCOME	35,654	35,274	34,291
Provision for loan losses	1,562	3,419	4,215

Net Interest Income After Provision for Loan Losses	34,092	31,855	30,076

NONINTEREST INCOME
Debit and credit card fees	2,566	2,764	2,662
Wealth management fees	2,553	2,747	2,415
Service charges on deposit accounts	2,744	2,801	2,585
Insurance fees	1,092	1,738	1,190
Mortgage banking	465	265	704
Securities gains, net	—	3	—
Other	1,892	2,224	2,009

Total Noninterest Income	11,312	12,542	11,565

NONINTEREST EXPENSE
Salaries and employee benefits	15,201	14,910	14,323
Data processing	2,083	2,137	2,172
Net occupancy	1,986	1,910	2,011
Furniture and equipment	1,260	1,084	1,401
Professional services and legal	1,045	996	1,111
Other taxes	790	1,039	667
Marketing	841	607	1,146
FDIC insurance	660	629	762
Other	5,581	4,631	6,124

Total Noninterest Expense	29,447	27,943	29,717

Income Before Taxes	15,957	16,454	11,924
Provision for income taxes	4,098	4,207	2,400

Net Income	$11,859	$12,247	$9,524

Per Share Data:
Shares outstanding at end of period	29,737,725	29,738,305	29,732,209
Average shares outstanding - diluted	29,691,844	29,685,600	29,659,999
Average shares outstanding - two-class method	29,737,725	29,738,305	29,733,367
Diluted earnings per share (1)	$0.40	$0.41	$0.32
Dividends declared per share	$0.16	$0.15	$0.15
Dividend yield (annualized)	2.53%	2.48%	3.32%
Dividends paid to net income	40.12%	36.42%	46.83%
Book value	$19.21	$18.68	$18.08
Tangible book value (5)	$13.17	$12.63	$11.98
Market value	$25.31	$24.22	$18.07

Profitability Ratios (Annualized)
Return on average assets	1.03%	1.07%	0.86%
Return on average tangible assets (3)	1.08%	1.12%	0.90%
Return on average shareholders’ equity	8.40%	8.86%	7.05%
Return on average tangible shareholders’ equity (4)	12.38%	13.19%	10.65%
Efficiency ratio (FTE) (2)	61.04%	56.97%	63.29%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release – 8

	2013	2013	2012
(in thousands)	Fourth Quarter	Third Quarter	Fourth Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$108,356	$234,928	$337,711
Securities available-for-sale, at fair value	509,425	488,162	452,266
Loans held for sale	2,136	3,695	22,499
Commercial loans:
Commercial real estate	1,607,756	1,567,814	1,452,133
Commercial and industrial	842,449	827,699	791,396
Construction	143,675	152,206	168,143

Total commercial loans	2,593,880	2,547,719	2,411,672
Consumer loans:
Residential mortgage	487,092	477,141	427,303
Home equity	414,195	413,097	431,335
Installment and other consumer	67,883	69,043	73,875
Construction	3,149	4,335	2,437

Total consumer loans	972,319	963,616	934,950

Total portfolio loans	3,566,199	3,511,335	3,346,622
Allowance for loan losses	(46,255)	(47,983)	(46,484)

Total portfolio loans, net	3,519,944	3,463,352	3,300,138
Goodwill	175,820	175,820	175,733
Other assets	217,509	222,171	238,355

Total Assets	$4,533,190	$4,588,128	$4,526,702

LIABILITIES
Deposits:
Noninterest-bearing demand	$992,779	$974,262	$960,980
Interest-bearing demand	312,790	324,291	316,760
Money market	281,403	308,445	361,233
Savings	994,805	1,039,115	965,571
Certificates of deposit	1,090,531	1,048,090	1,033,884

Total Deposits	3,672,308	3,694,203	3,638,428

Securities sold under repurchase agreements	33,847	33,290	62,582
Short-term borrowings	140,000	175,000	75,000
Long-term borrowings	21,810	22,390	34,101
Junior subordinated debt securities	45,619	45,619	90,619
Other liabilities	48,300	62,198	88,550

Total Liabilities	3,961,884	4,032,700	3,989,280

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	571,306	555,428	537,422

Total Liabilities and Shareholders’ Equity	$4,533,190	$4,588,128	$4,526,702

Capitalization Ratios
Shareholders’ equity / assets	12.60%	12.11%	11.87%
Tangible common equity / tangible assets (6)	9.00%	8.52%	8.20%
Tier 1 leverage ratio	9.75%	9.61%	9.31%
Risk-based capital - tier 1	12.37%	12.26%	11.98%
Risk-based capital - total	14.36%	14.27%	15.39%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release – 9

(in thousands)	For the Twelve Months Ended December 31,
Net Interest Margin (FTE) (YTD Averages)	2013		2012
ASSETS
Loans	$3,448,529	4.22%	$3,213,018	4.59%
Taxable investment securities	371,099	2.01%	291,483	2.52%
Tax-exempt investment securities	110,009	4.76%	95,382	5.03%
Federal Home Loan Bank and other restricted stock	13,692	0.78%	17,945	0.21%
Interest-bearing deposits with banks	167,952	0.26%	289,947	0.25%

Total Interest-earning Assets (7)	4,111,281	3.86%	3,907,775	4.10%

Noninterest-earning assets	394,511		404,763

Total Assets	$4,505,792		$4,312,538

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$309,748	0.02%	$306,994	0.05%
Money market	319,831	0.14%	308,719	0.17%
Savings	1,001,209	0.17%	902,889	0.26%
Certificates of deposit	1,054,451	0.87%	1,104,262	1.24%
Securities sold under repurchase agreements	54,056	0.12%	47,388	0.17%
Short-term borrowings	101,973	0.27%	50,212	0.24%
Long-term borrowings	24,312	3.07%	33,841	3.26%
Junior subordinated debt securities	65,989	3.14%	90,619	3.21%

Total Interest-bearing Liabilities	2,931,569	0.50%	2,844,924	0.74%

Noninterest-bearing demand	955,475		877,056
Other liabilities	69,977		73,746
Shareholders’ equity	548,771		516,812

Total Liabilities and Shareholders’ Equity	$4,505,792		$4,312,538

Net Interest Margin (8)		3.50%		3.57%

	2013		2013		2012
Net Interest Margin (FTE) (QTD Averages)	Fourth Quarter		Third Quarter		Fourth Quarter
ASSETS
Loans	$3,537,426	4.12%	$3,476,914	4.16%	$3,286,039	4.44%
Taxable investment securities	386,177	1.91%	378,678	1.98%	323,632	2.25%
Tax-exempt investment securities	114,301	4.78%	108,982	4.88%	105,430	4.68%
Federal Home Loan Bank and other restricted stock	14,021	1.41%	13,910	0.83%	15,998	0.46%
Interest-bearing deposits with banks	113,662	0.28%	162,381	0.27%	267,719	0.29%

Total Interest-earning Assets (7)	4,165,587	3.82%	4,140,865	3.82%	3,998,818	3.97%

Noninterest-earning assets	385,449		391,001		411,077

Total Assets	$4,551,036		$4,531,866		$4,409,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$313,942	0.02%	$311,369	0.02%	$317,253	0.03%
Money market	290,159	0.13%	323,671	0.14%	336,943	0.17%
Savings	1,009,515	0.15%	1,019,647	0.15%	960,248	0.25%
Certificates of deposit	1,075,516	0.75%	1,050,954	0.83%	1,058,308	1.06%
Securities sold under repurchase agreements	26,384	0.01%	59,390	0.09%	47,421	0.20%
Short-term borrowings	146,957	0.30%	127,174	0.28%	14,168	0.04%
Long-term borrowings	22,043	3.00%	22,625	3.01%	34,328	3.21%
Junior subordinated debt securities	45,619	2.70%	45,619	2.72%	90,619	3.13%

Total Interest-bearing Liabilities	2,930,135	0.42%	2,960,449	0.44%	2,859,288	0.64%

Noninterest-bearing demand	993,653		955,337		929,575
Other liabilities	67,451		67,639		83,811
Shareholders’ equity	559,797		548,441		537,221

Total Liabilities and Shareholders’ Equity	$4,551,036		$4,531,866		$4,409,895

Net Interest Margin (8)		3.52%		3.50%		3.51%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release – 10

	For the Twelve Months Ended December 31,
	2013	2012
Asset Quality Data
Net loan charge-offs	8,540	25,173
Net loan charge-offs / average loans	0.25%	0.78%

	2013		2013		2012
	Fourth		Third		Fourth
(in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL

Commercial real estate	$10,750	0.67%	$16,479	1.05%	$30,556	2.10%
Commercial and industrial	3,296	0.39%	3,897	0.47%	6,435	0.81%
Construction	2,742	1.91%	9,684	6.36%	6,778	4.03%

Total Nonaccrual Commercial Loans	16,788	0.65%	30,060	1.18%	43,769	1.81%
Consumer loans:
Residential mortgage	3,338	0.69%	3,021	0.63%	7,278	1.70%
Home equity	2,291	0.55%	3,291	0.80%	3,653	0.85%
Installment and other consumer	37	0.05%	27	0.04%	40	0.05%
Construction	—	—	—	—	218	8.95%

Total Nonaccrual Consumer Loans	5,666	0.58%	6,339	0.66%	11,189	1.20%

Total Nonaccrual Loans	$22,454	0.63%	$36,399	1.04%	$54,958	1.64%

	2013	2013	2012
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$22,454	$36,399	$54,958
Assets acquired through foreclosure or repossession	410	460	911
Nonperforming assets	22,864	36,859	55,869
Troubled debt restructurings (nonaccruing)	10,067	20,394	18,940
Troubled debt restructurings (accruing)	39,229	35,624	41,521
Total troubled debt restructurings	49,296	56,018	60,461
Nonaccrual loans / loans	0.63%	1.04%	1.63%
Nonperforming assets / loans plus OREO	0.64%	1.05%	1.66%
Allowance for loan losses / loans	1.30%	1.37%	1.38%
Allowance for loan losses / nonaccrual loans	206%	132%	85%
Net loan charge-offs	3,290	1,541	4,011
Net loan charge-offs (annualized) / average loans	0.37%	0.18%	0.49%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release – 11

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1)	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.

(2)	Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

		For the Twelve Months		2013	2013	2012
		Ended December 31,		Fourth	Third	Fourth
		2013	2012	Quarter	Quarter	Quarter
(3)	Return on Average Tangible Assets
	Return on average assets (GAAP basis)	1.12%	0.79%	1.03%	1.07%	0.86%
	Effect of excluding intangible assets	0.05%	0.04%	0.05%	0.05%	0.04%

	Return on average tangible assets	1.17%	0.83%	1.08%	1.12%	0.90%

(4)	Return on Average Tangible Shareholders’ Equity
	Return on average shareholders’ equity (GAAP basis)	9.21%	6.62%	8.40%	8.86%	7.05%
	Effect of excluding intangible assets	4.51%	3.45%	3.98%	4.33%	3.60%

	Return on average tangible shareholders’ equity	13.72%	10.07%	12.38%	13.19%	10.65%

(5)	Tangible Book Value
	Book value (GAAP basis)			$19.21	$18.68	$18.08
	Effect of excluding intangible assets			(6.04)	(6.05)	(6.10)

	Tangible book value			$13.17	$12.63	$11.98

(6)	Tangible Common Equity / Tangible Assets
	Shareholders’ equity / assets (GAAP basis)			12.60%	12.11%	11.87%
	Effect of excluding intangible assets			(3.60)%	(3.59)%	(3.67)%

	Tangible common equity / tangible assets			9.00%	8.52%	8.20%

(7)	Interest Income Rate (FTE)
	Interest income (annualized) rate (GAAP basis)	3.74%	3.99%	3.69%	3.70%	3.86%
	Taxable equivalent adjustment	0.12%	0.11%	0.13%	0.12%	0.11%

	Interest income rate (FTE)	3.86%	4.10%	3.82%	3.82%	3.97%

(8)	Net Interest Margin Rate (FTE)
	Net interest margin rate (GAAP basis)	3.39%	3.45%	3.40%	3.38%	3.40%
	Taxable equivalent adjustment	0.11%	0.12%	0.12%	0.12%	0.11%

	Net interest margin rate (FTE)	3.50%	3.57%	3.52%	3.50%	3.51%